Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, J. Myers Jones, III, the Chief Executive Officer of Franklin Financial Network, Inc. (the “Company”), and Christopher J. Black, Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on October 31, 2019.

By:	/s/ J. Myers Jones, III
J. Myers Jones, III
Chief Executive Officer Franklin Financial Network, Inc.

By:	/s/ Christopher J. Black
Christopher J. Black
Executive Vice President and Chief Financial Officer Franklin Financial Network, Inc.